UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2007

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York 11797
(Address of principal executive offices, including zip code)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2007, Veeco Instruments Inc. (“Veeco” or the “Company”) issued a press release announcing that John R. Peeler, age 52, will join the Company as Chief Executive Officer, succeeding Edward H. Braun, age 67, who will remain Chairman of the Board.  This announcement follows Veeco’s November 2006 announcement that it had initiated a CEO succession search.  It is expected that Mr. Peeler will join Veeco as CEO in early July and that he will be appointed to the Veeco Board within thirty days of his start date.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Mr. Peeler will join Veeco from JDS Uniphase Corporation (“JDSU”), where he served as Executive Vice President and President, Communications Test & Measurement Group, a position he held since the close of JDSU’s merger with Acterna, Inc. (“Acterna”), on August 3, 2005.  Before joining JDSU, Mr. Peeler served as President and Chief Executive Officer of Acterna.  He joined a predecessor of Acterna in 1980 and served in a series of increasingly senior leadership roles including Vice President of Product Development, Executive Vice President and Chief Operating Officer, and President and CEO of TTC, the Communications Test subsidiary.  Mr. Peeler was appointed as President and CEO of Acterna in 2003.  Mr. Peeler earned a B.S. degree in Electrical Engineering and graduated with high distinction from the University of Virginia.  He received the Virginia Governor’s Fellowship and subsequently earned a masters degree in Electrical Engineering, also from the University of Virginia.

In connection with the appointment, Veeco entered into an employment agreement with Mr. Peeler to be effective upon commencement of Mr. Peeler’s employment with Veeco (the “Employment Agreement”).  The Employment Agreement provides the following:

•               Mr. Peeler will be paid an annual base salary of $600,000.  He will be eligible to participate in the Company’s Management Bonus Plan, with a target bonus of 100% of base salary.  For the first year of service, the bonus will be pro-rated to reflect his actual start date.  Awards payable under this plan will be earned based on the achievement of performance metrics.

•               Mr. Peeler will receive a sign-on bonus in the amount of $1,000,000 to be paid on or before December 31, 2007; provided that Mr. Peeler is actively employed by the Company and in good standing on the payment date; provided, further, that (A) if Mr. Peeler’s employment is terminated by the Company for Cause (as defined in the Employment Agreement) or by Mr. Peeler without Good Reason (as defined in the Employment Agreement) prior to the first anniversary of Mr. Peeler’s start date, then Mr. Peeler shall reimburse the Company for the full amount of the sign-on bonus, and (B) if Mr. Peeler’s employment is terminated by the Company for Cause or by Mr. Peeler without Good Reason on or after the first anniversary of Mr. Peeler’s start date and prior to the second anniversary of Mr. Peeler’s start date, then Mr. Peeler shall reimburse the Company for one-half (1/2) of the sign-on bonus.

•               Mr. Peeler will be eligible to participate in the Company’s Long-Term Cash Incentive Plan, with a target bonus of 75% of base salary.  For the first year of service, the bonus will be pro-rated to reflect his actual start date.  Awards payable under this plan will be earned over a three-year period based on the achievement of predetermined performance metrics.

•                  Effective upon Mr. Peeler’s first day of employment (the “Grant Date”), Mr. Peeler shall be granted the following awards under the Company’s 2000 Stock Incentive Plan, as amended (the “Plan”):

•     150,000 shares of restricted stock and

•     250,000 non-qualified stock options (having a 7 year term).

These awards will vest one-third on each of the first three anniversaries of the Grant Date.

•               On the same date as annual equity awards are generally made to other eligible employees in 2008 (the “2008 Grant Date”), Mr. Peeler shall, if actively employed in good standing, receive the following:

•     50,000 shares of restricted stock and

•     100,000 non-qualified stock options (having a 7 year term).

These awards will vest one-third on each of the first three anniversaries of the 2008 Grant Date.

•               Mr. Peeler will be paid a car allowance of $1,500 per month.

•               During the first year of Mr. Peeler’s employment (and prior to Mr. Peeler’s relocation to the Woodbury, NY area), the Company will reimburse Mr. Peeler’s reasonable housing and transportation expenses, including a tax gross-up for these amounts.  Such amounts, including the tax gross-up, shall not exceed $100,000.  The Company shall also reimburse Mr. Peeler an amount equal to closing costs on the sale and purchase of a home and movement/storage of household goods at such time as Mr. Peeler relocates to the Woodbury, NY area.

•               Mr. Peeler will also be eligible for certain severance benefits, including cash and equity award acceleration.  The severance benefits potentially include the payment of up to three years’ salary, acceleration of the payment of the sign-on bonus, payment of a pro-rated portion of Mr. Peeler’s target bonus under the management bonus plan and certain other benefits.

The form of Employment Agreement will be filed with the Commission in an upcoming filing.  Veeco also intends to enter into its standard form of indemnification agreement with Mr. Peeler on substantially the same terms as those entered into with its other executive officers.

The information in this report, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it or they be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco Instruments Inc. dated May 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

May 17, 2007	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco Instruments Inc. dated May 17, 2007.